Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 19, 2007)  -  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended June 30, 2007 of $547,200, or $.10 per share diluted, compared to net income of $650,400, or $.11 per share diluted, in 2006.  For the six months ended June 30, 2007, net income was $1,209,400, or $.21 per share diluted, compared to net income of $1,763,700, or $.29 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “The highlight of the second quarter was the growth of our leasing portfolio.  We continue to build leased assets and experienced a significant increase in our backlog.  Our franchise brands including Wirth Business Credit are growing and are meeting our expectations.”

Winmark Corporation creates, supports and finances business.  At June 30, 2007, there were 843 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet® and Music Go Round® and there were 26 territories in operation under the Wirth Business Credit™ brand.  An additional 55 retail franchises and 4 Wirth territories have been awarded but are not open.  In addition, at June 30, 2007, the Company had loans and leases equal to $30.2 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 30, 2007	December 30, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$1,550,300	$1,037,800
Receivables, less allowance for doubtful accounts of $65,700 and $66,900	2,197,900	2,203,500
Investment in direct finance leases	8,155,400	5,777,400
Income tax receivable	1,059,300	812,700
Inventories	107,600	68,700
Prepaid expenses	1,022,400	1,435,100
Deferred income taxes	191,500	191,500
Total current assets	14,284,400	11,526,700

Long-term investment in leasing operations	18,099,300	12,474,000
Long-term investments	11,500,000	11,500,000
Long-term receivables, net	100,000	73,800
Property and equipment, net	685,100	573,500
Other assets, net	625,800	625,800
Deferred income taxes	594,500	832,300
	$45,889,100	$37,606,100

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of Credit	$12,500,000	$600,000
Current renewable subordinated notes	1,658,500	3,239,600
Accounts payable	1,132,700	1,608,100
Accrued liabilities	2,105,400	2,029,700
Current discounted lease rentals	121,000	157,300
Rents received in advance	924,300	479,300
Current deferred revenue	1,225,400	1,116,100
Total current liabilities	19,667,300	9,230,100

Long-term renewable subordinated notes	13,081,600	12,138,600
Long-term discounted lease rentals	—	41,000
Long-term deferred revenue	504,500	441,400
Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,442,778 and 5,657,042 shares issued and outstanding	—	550,000
Retained earnings	12,635,700	15,205,000

Total shareholders’ equity	12,635,700	15,755,000
	$45,889,100	$37,606,100

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
REVENUE:
Royalties	$4,846,500	$4,476,700	$9,999,400	$9,520,500
Merchandise sales	1,193,600	790,000	2,452,700	2,080,700
Leasing income	995,800	424,900	1,771,500	686,700
Franchise fees	417,400	460,700	717,400	675,700
Other	109,300	121,000	248,500	283,000
Total revenue	7,562,600	6,273,300	15,189,500	13,246,600
COST OF MERCHANDISE SOLD	1,148,000	757,600	2,355,200	1,996,700
LEASING EXPENSE	197,400	42,900	333,200	46,700
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,088,900	4,406,900	10,082,600	8,728,300
Income from operations	1,128,300	1,065,900	2,418,500	2,474,900
INTEREST EXPENSE	(387,600)	(121,400)	(720,600)	(121,400)
INTEREST AND OTHER INCOME	171,400	145,200	300,800	601,300
Income before income taxes	912,100	1,089,700	1,998,700	2,954,800
PROVISION FOR INCOME TAXES	(364,900)	(439,300)	(789,300)	(1,191,100)
NET INCOME	$547,200	$650,400	$1,209,400	$1,763,700
EARNINGS PER SHARE – BASIC	$.10	$.11	$.22	$.30
EARNINGS PER SHARE – DILUTED	$.10	$.11	$.21	$.29
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	5,447,697	5,855,150	5,516,214	5,945,549
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	5,560,564	6,078,964	5,638,543	6,157,944